Exhibit 10.31

Party A:
Name: Jianguo Yang
Identification Number:

Name: Hongwei Dong
Identification Number:

Name: Junfeng Mai
Identification Number:

Name: Guizhi Zhang
Identification Number:

Party B:

Baofeng Hongchang Coal Mining Co., Ltd., a limited liability company under the laws of the People’s Republic of China
Address: Zhaozhuang Village, Daying Town, Baofeng County, Pingdingshan, Henan Province, the People’s Republic of China
Legal Representative:  LV Jianhua

This Supplemental Agreement is entered into as of September 2, 2011, by and between Party A and Party B (each a “Party” and collectively the “Parties”) in Pingdingshan, Henan Province, with reference to the following recitals:

Whereas, Party A and Party B are parties to a certain Equity Interests Transfer Agreement dated as of May 19, 2011 (the “Transfer Agreement”), to transfer equity interests of Baofeng Shunli Coal Mining Co., Ltd. (the “Target Company”) held by Party A (the “Equity Interests”) to Party B.

Whereas, at the time the Transfer Agreement was entered into, the following terms of the Parties were not reduced to writing in the Transfer Agreement:

(a)
That at the completion of the transfer of the Equity Interests by Party A to Party B (the “Transfer”), the Target Company would have no assets and liabilities, other than its rights to the Baofeng Shunli Coal Mining Co., Ltd. mine and mining rights and the essential underground facilities (collectively the “Mine Assets”);

(b)
That if, however, at the time the Transfer is completed, there remains any assets and/or liabilities in the Target Company inconsistent with the foregoing agreement, Party A would arrange for their disposal as soon as practicable and would assume all rights and obligations thereto and therefrom, which rights and obligations arising from the Equity Interests Party B would forfeit, and

(c)
That irrespective of the completion of the Transfer, Party B would not assume actual control of the Target Company until the disposal of all assets and/or liabilities other than the Mine Assets, provided that immediately upon the completion of the Transfer, the Target Company shall cease to operate or transact in any business other than in connection with the disposal of such assets and/or liabilities.

Whereas, since the completion of the Transfer on May 20, 2011 (as signified by its registration with the Pingdingshan Administration of Industry and Commerce completed on such date), the Parties have acted in accordance with the foregoing terms, and desire to continue to do so until the disposal of all assets and/or liabilities of the Target Company other than the Mine Assets, subject to such additional terms set forth below.

Based upon the principles of equality and mutual benefits and through friendly negotiations, the Parties agree as follows:

1.1
The Parties hereby acknowledge the following as terms of the Parties with respect to the subject matters of the Transfer Agreement, which terms the Parties intended to be a part of, but did not reduce to writing in, the Transfer Agreement (collectively the “Terms”):

(a)	That at the completion of the Transfer, the Target Company would have no assets and liabilities, other than the Mine Assets;

(b)
That if, however, at the time the Transfer is completed, the Target Company has assets and/or liabilities other than the Mine Assets, Party A would take all actions necessary to dispose of such assets and/or liabilities as soon as practicable and would assume all rights and obligations thereto and therefrom, which rights and obligations arising from the Equity Interests Party B would forfeit; and

(c)
That irrespective of the completion of the Transfer, Party B would not assume actual control of the Target Company until the disposal of all assets and/or liabilities other than the Mine Assets, provided that immediately upon the completion of the Transfer, the Target Company shall cease to operate or transact in any business other than in connection with the disposal of such assets and/or liabilities.

1.2
The Parties hereby acknowledge and agree that as of the completion of the Transfer on May 20, 2011, The Target Company contained, in addition to the Mine Assets as described in the attached Schedule A, such additional assets and/or liabilities as described in the attached Schedule B (collectively the “Non-Mine Assets/Liabilities”), both of which schedules are hereby incorporated and made a part of this Supplemental Agreement.

1.3
The Parties hereby acknowledge and agree that since the completion of the Transfer on May 20, 2011, each Party has acted in accordance with the Agreements with respect to the Target Company, the Mine Assets and the Non-Mine Assets/Liabilities, and agree to act in accordance with the Terms until the disposal of all of the Non-Mine Assets/Liabilities.

1.4
Party A shall undertake to dispose of the Non-Mine Assets/Liabilities as soon as practicable but in no event later than February 1, 2012.  Party A shall notify Party B in writing upon the disposal of each of the Non-Mine Assets/Liabilities, accompanied in each instance by such documentation as may be reasonably required by Party B in connection with such disposal.

1.5
Except as expressly set forth in this Supplemental Agreement, the terms and provisions of the Transfer Agreement shall continue unmodified and in full force and effect.  In the event of any conflict between this Supplemental Agreement and the Transfer Agreement, this Supplemental Agreement shall control.

1.6
This Supplemental Agreement shall be governed by the laws of the People’s Republic of China.  The Parties shall strive to settle any dispute arising from the performance in connection with this Supplemental Agreement through friendly negotiation.  In the event that no settlement can be reached, such dispute shall be submitted for resolution to the People’s Court of the jurisdiction where this Supplemental Agreement is executed.

1.7	This Agreement shall be executed by the Parties in two counterparts, with one counterpart to be held by each Party which shall have the same legal effect.

Party A:	Party B:

/s/ Jianguo Yang	/s/ Jianhua Lv
/s/ Hongwei Dong	[Seal of Baofeng Hongchang Coal Mining Co., Ltd.]

/s/ Junfeng Mai

/s/ Guizhi Zhang

SCHEDULE A

 (Mine Assets)

As of May 20, 2011, the Mine Assets are comprised of:

Name	Book Value
Mining rights and essential underground facilities	0

SCHEDULE B

 (Non-Mine Assets/Liabilities)

As of May 20, 2011, the Non-Mine Assets/Liabilities are comprised of:

Not Available